UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): May 10, 2012

NORANDA ALUMINUM HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Noranda Aluminum Holding Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the election of all four returning members of the Board of Directors to serve until the 2015 Annual Meeting and ratified the appointment of Ernst and Young LLP as independent registered public accounting firm for the year ending December 31, 2012. The stockholders also approved the adoption of the Noranda Aluminum Holding Corporation 2012 Employee Stock Purchase Plan. The proposals presented at the Annual Meeting are described in detail in the Company’s Notice of 2012 Annual Meeting and Proxy Statement as filed with the Securities and Exchange Commission on April 6, 2012.

As of the record date, there were 67,410,365 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 64,812,885 shares of common stock or 96.1% of the outstanding common shares entitled to vote were represented in person or by proxy. Those shares were voted as follows (vote totals may not agree due to rounding of fractional shares):

1.	The following individuals were nominated in 2012 to serve on the Company’s Board of Directors until the Annual Meeting of Stockholders in 2015. All nominees were elected. The results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard B. Evans	53,935,004	1,464,910	9,412,971
Carl J. Rickertsen	53,935,004	1,464,910	9,412,971
Alan H. Schumacher	53,775,814	1,624,100	9,412,971
Gareth Turner	38,978,190	16,421,724	9,412,971

2.	The appointment of Ernst and Young LLP as independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2012 was ratified. The results were as follows:

Votes For	64,724,880
Votes Against	69,819
Abstain	18,186

3.	The Company’s stockholders approved the adoption of the Noranda Aluminum Holding Corporation 2012 Employee Stock Purchase Plan. The results were as follows:

Votes For	55,129,808
Votes Against	204,536
Abstain	65,570
Broker Non-Votes	9,412,971

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: May 15, 2012	By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer,
General Counsel and Corporate Secretary